UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

RTW RETAILWINDS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(Address of principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RTW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Evens.

As previously disclosed, on October 24, 2019, RTW Retailwinds, Inc. (the “Company”) entered into Amendment No. 1 to Fourth Amended and Restated Loan and Security Agreement and Joinder (the "Loan Agreement") with Wells Fargo Bank, National Association, as administrative agent and lender, which amends that certain Fourth Amended and Restated Loan and Security Agreement, dated October 24, 2014.

A description of the material terms of the Loan Agreement is set forth in Item 1.01 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 30, 2019, which is incorporated in this Item 1.01 by reference.

As of February 1, 2020, under the Loan Agreement, the Company had availability of $43.5 million, net of letters of credit outstanding of $8.2 million, and no borrowings outstanding.

On March 20, 2020, as a precautionary measure and to preserve financial flexibility, the Company drew down $40.0 million under the Loan Agreement at an interest rate equal to the LIBOR plus a margin of 1.25%. Given the uncertain environment resulting from the COVID-19 pandemic and out of an abundance of caution, the Company elected to draw down $40.0 million under the Loan Agreement to further strengthen its current cash position. As a result, at the end of fiscal March 2020, the Company anticipates that it will have borrowed $40 million of an estimated $45 million to $50 million available under the Loan Agreement. The Company remains in compliance with all debt covenants under the Loan Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW RETAILWINDS, INC.

/s/ Sheamus Toal
Date: March 24, 2020	Name:	Sheamus Toal
	Title:	Executive Vice President, Chief Operating Officer and
Chief Financial Officer

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